EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Vince Holding Corp. of our report dated June 11, 2020 relating to the consolidated financial statements of Contemporary Lifestyle Group LLC and Subsidiaries for the year ended February 2, 2019 (not presented separately therein), appearing in the Annual Report on Form 10-K of Vince Holding Corp. for the year ended February 1, 2020.

/s/ Crowe LLP

New York, New York

September 15, 2020